UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 21, 2016

TRIBUNE PUBLISHING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36230	38-3919441
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

435 North Michigan Avenue

Chicago, Illinois 60611

(Address of Principal Executive Offices) (Zip Code)

312-222-9100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2016, the Board of Directors (the “Board”) of Tribune Publishing Company (“Tribune Publishing”) appointed Justin C. Dearborn as Chief Executive Officer and as a director of Tribune Publishing.  John H. Griffin, Jr. stepped down as Chief Executive Officer and President and as a director of the Company on that date.

Prior to joining the Company, Mr. Dearborn, age 46, was Chief Executive Officer and a director of Merge Healthcare Incorporated (“Merge”), an information technology company supplying radiology and cardio information solutions to healthcare providers.  Merge was a publicly-traded company until its acquisition by IBM for over $1 billion in October 2015.  Mr. Dearborn served as Chief Executive Officer, President, and Chief Financial Officer of Merge at various times from 2008 to 2016.  From January 2007 to June 2008, Mr. Dearborn served as managing director at Merrick Ventures, LLC (“Merrick Ventures”).  Prior to Merrick Ventures, he served in various executive and senior management positions for Click Commerce, Inc., a publicly-traded software and services company.  Mr. Dearborn holds a B.S. in Accounting from Illinois State University and a J.D. from DePaul University.

In connection with his appointment, Tribune Publishing Company, LLC (the “Company”), a subsidiary of Tribune Publishing, entered into an employment agreement with Mr. Dearborn.  The term of the employment agreement commences on February 22, 2016, and will expire on February 21, 2018 (the “Employment Term”).

Pursuant to his employment agreement, Mr. Dearborn will receive an annual base salary of $600,000, subject to periodic adjustment as determined by the Board.  He also is entitled to receive an annual cash bonus, with a target of 70% of base salary.

Mr. Dearborn’s employment agreement provides that, if the Company terminates his employment without cause (and other than due to death or disability) or he resigns for good reason, subject to his execution and non-revocation of a release of claims, the Company will pay him, in addition to his previously-accrued compensation, the following severance:  (i) the lump sum amount equal to the base salary remaining due under the Employment Term, (ii) any unpaid annual bonus with respect to the calendar year immediately preceding the calendar year of termination of employment, and (iii) a pro-rata amount of the annual bonus based on actual performance with respect to the calendar year of termination of employment.  The terms “cause” and “good reason” are defined in his employment agreement.

Mr. Dearborn’s employment agreement also contains certain restrictive covenants for Tribune Publishing’s benefit.  He also is required to maintain the confidentiality of Tribune Publishing confidential information.

The foregoing description of the employment agreement is qualified in its entirety by reference to the text of the employment agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01              Regulation FD Disclosure.

The press release attached hereto as Exhibit 99.1 is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement by and between Justin Dearborn and Tribune Publishing Company, LLC, effective February 22, 2016

99.1	Press release dated February 23, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE PUBLISHING COMPANY

Date: February 23, 2016	By:	/s/ Julie K. Xanders
	Name:	Julie K. Xanders
	Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Employment Agreement by and between Justin Dearborn and Tribune Publishing Company, LLC, effective February 22, 2016

99.1	Press release dated February 23, 2016